                                                    As filed on October 20, 1998
                                                      Registration No. 333-47023

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                ______________________________________________
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                          COMMISSION FILE NO. 0-23057

                                LOGILITY, INC.
                                --------------
            (Exact name of registrant as specified in its charter)

           GEORGIA                                               58-2281338
(State or other jurisdiction                                   (IRS Employer
of incorporation or organization)                            Identification No.)

                                Logility, Inc.
                           470 East Paces Ferry Road
                            Atlanta, Georgia 30305
                                (404) 261-9777
-------------------------------------------------------------------------------
             (Address of registrant's Principal Executive Offices)

                        Logility, Inc. 1997 Stock Plan
                           (Full title of the plan)
                   ----------------------------------------
                              Henry B. Levi, Esq.
                           Gambrell & Stolz, L.L.P.
                          Suite 4300, SunTrust Plaza
                          303 Peachtree Street, N.E.
                            Atlanta, Georgia 30308
                                (404)  577-6000
-------------------------------------------------------------------------------
                    (Name and address of agent for service)

                       Copies of all communications to:
                    James M. Modak, Chief Financial Officer
                                Logility, Inc.
                           470 East Paces Ferry Road
                            Atlanta, Georgia 30305
                                (404) 261-9777

BACKGROUND
----------

On February 27, 1998, the Issuer filed with the Commission Registration Statement No. 333-47023 on Form S-8 in order to register 295,000 shares of Common Stock for issuance pursuant to the Issuer's 1997 Stock Plan. Under the Plan, no shares were issued under that Registration Statement pursuant to exercise of options during the period February 27, 1998 through August 30, 1998, leaving all 295,000 registered shares unissued. A new Registration Statement on Form S-8, Registration No. 333-62531, was filed on August 31, 1998, registering 1,200,000 shares of Common Stock under the Plan. The new Registration Statement was and is intended to replace Registration Statement No. 333-47023. The new Registration Statement applies to all shares issued pursuant to options exercised under the Plan on or after August 31, 1998.

DEREGISTRATION
--------------

Based upon the foregoing, the Issuer hereby deregisters the 295,000 shares of Common Stock heretofore registered and not sold pursuant to Registration Statement No. 333-47023.

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

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on October 14, 1998.

                                  LOGILITY, INC.


                                  By: /s/  J. Michael Edenfield
                                      -----------------------------------------
                                          J. Michael Edenfield, President
                                          and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Name                                 Capacity                                     Date
----                                 --------                                     ----
/s/ J. Michael Edenfield        Director and Chief Executive                   October 14, 1998
--------------------------      Officer (Principal Executive Officer)
J. Michael Edenfield

/s/ James C. Edenfield          Director                                       October 14, 1998
--------------------------
James C. Edenfield

        *                       Director                                       October 14, 1998
-------------------------
Parker H. Petit

        *                       Director                                       October 14, 1998
-------------------------
John A. White

/s/ James M. Modak              Chief Financial Officer and Senior             October 14, 1998
-------------------------       Vice President (Principal Financial Officer)
James M. Modak

*By: /s/ J. Michael Edenfield                                                  October 14, 1998
     ----------------------------------------
    J. Michael Edenfield, as Attorney-in-Fact

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